UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2024
Paramount Global
(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway
New York,	New York	10036
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 258-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	PARAA	The Nasdaq Stock Market LLC
Class B Common Stock, $0.001 par value	PARA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2024, the Board of Directors (the “Board”) of Paramount Global (the “Company” or “Paramount Global”) established an Office of the CEO, consisting of the following three senior company executives: George Cheeks, President and Chief Executive Officer of CBS; Chris McCarthy, President and Chief Executive Officer, Showtime/MTV Entertainment Studios and Paramount Media Networks; and Brian Robbins, President and Chief Executive Officer of Paramount Pictures and Nickelodeon. The Board designated Mr. McCarthy as interim principal executive officer, effective as of May 1, 2024, for purposes of the rules and regulations of the Securities Exchange Commission. Robert M. Bakish stepped down as Paramount Global’s President and Chief Executive Officer and has resigned from the Board, in each case, effective as of the end of the day on April 30, 2024. Between May 1, 2024 and October 31, 2024, Mr. Bakish has agreed to remain employed with Paramount Global as a Senior Advisor to help ensure a seamless transition of his duties. His employment with the Company will end on October 31, 2024 and will be considered a termination without cause.

Mr. McCarthy, age 49, has been President and Chief Executive Officer, Showtime/MTV Entertainment Studios and Paramount Media Networks since October 2022, having previously served as President of Entertainment and Youth Brands for ViacomCBS Domestic Media Networks and President and Chief Executive Officer of MTV Entertainment Group. Prior to the December 2019 merger between the Company and Viacom Inc. (“Viacom”), he served in senior executive positions across Viacom, including as President of MTV, VH1, CMT and Logo, since joining as a freelancer in 2004.

Mr. Cheeks, age 59, has been President and Chief Executive Officer of CBS since joining the Company in March 2020. Prior to joining the Company, Mr. Cheeks served in senior executive positions at NBCUniversal from 2012 to 2020, including as Co-Chairman of NBC Entertainment and, most recently, Vice Chairman, NBCUniversal Content Studios. Mr. Cheeks held various senior executive positions across Viacom from 1998 to 2012.

Mr. Robbins, age 60, has been President and Chief Executive Officer of Paramount Pictures since September 2021, and President and Chief Executive Officer of Nickelodeon since July 2021, having previously served as President, Kids & Family Entertainment since the December 2019 merger between the Company and Viacom. Prior to the merger, he was Viacom’s President of Nickelodeon. Mr. Robbins began his career as a producer of television, film, and digital media and is the founder and former Chief Executive Officer of AwesomenessTV.

In connection with Mr. Bakish’s transition, Paramount Global has entered into an agreement with Mr. Bakish (the “Transition Agreement”) pursuant to which he will continue to receive his annual base salary through October 31, 2024. Under the Transition Agreement, Mr. Bakish’s employment will then be terminated and he will be entitled to receive the post-employment payments and benefits associated with an involuntary termination without cause under his employment agreement dated as of August 13, 2019.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description of Exhibit

10.1	Transition Agreement, dated as of April 29, 2024, between Paramount Global and Robert Bakish.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GLOBAL

By:	/s/ Christa A. D'Alimonte
	Name:	Christa A. D'Alimonte
	Title:	Executive Vice President,
General Counsel and Secretary

Date: May 3, 2024